UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 27, 2012

CONVERSION SERVICES INTERNATIONAL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

Delaware State or Other Jurisdiction of Incorporation of Organization)	001-32623 (Commission File Number)	20-0101495 (IRS Employer Identification Number)

100 Eagle Rock Avenue, East Hanover, New Jersey (Address of Principal Executive Offices)	07936 (Zip Code)

Registrant’s telephone number, including area code: (973) 560-9400

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 4 – Matters Related to Accountants and Financial Statements

Item 4.01	Changes in Registrant’s Certifying Accountant.

On February 27, 2012, Conversion Services International, Inc. (the “Company,” “we” or “us”) received the resignation of Friedman LLP (“Friedman”), our independent registered public accounting firm, effective immediately.

Other than raising substantial doubt regarding our ability to continue as a going concern, the report of independent registered public accounting firm of Friedman regarding our financial statements for the fiscal years ended December 31, 2010 and 2009 did not contain any adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the years ended December 31, 2011 and 2010, and during the interim period from the end of the most recently completed fiscal year through February 27, 2012, the date of resignation, there were no disagreements with Friedman on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedures, which disagreements, if not resolved to the satisfaction of Friedman, would have caused it to make reference to such disagreement in its reports.

We provided Friedman with a copy of this Current Report on Form 8-K prior to its filing with the Securities and Exchange Commission (the “SEC”) and requested that Friedman furnish us with a letter addressed to the SEC stating whether it agrees with the above statements and, if it does not agree, the respects in which it does not agree. A copy of the letter, dated March 6, 2012, is filed as Exhibit 16.1 to this Current Report on Form 8-K and is herein incorporated by reference.

Section 9 – Financial Statements and Exhibits

Item	9.01 Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description of Exhibit

16.1	Letter from Friedman LLP confirming the information in Item 4.01 regarding the resignation of the independent accountant.

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERSION SERVICES INTERNATIONAL, INC.

Dated: March 7, 2012
/s/ Thomas Pear
Thomas Pear
Chief Executive Officer